EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

INKSURE TECHNOLOGIES (DELAWARE) INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title S of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST:              The name of the corporation (hereinafter called the "Corporation") is:

InkSure Technologies (Delaware) Inc.

SECOND:         The address of the Corporation's registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent, and the registered agent in charge thereof shall be United Corporate Services, Inc.

THIRD:             The nature of the business to be conducted and the purposes of the Corporation are:

To purchase or otherwise acquire, invest in, own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

To make and perform agreements and contracts of every kind and description; and

To engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

FOURTH:          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and is 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

A.	Common Stock.

1.
General. The voting, dividend and liquidation and other rights of the holders of the Common Stock are expressly made subject to and qualified by the rights of the holders of any series of Preferred Stock.

2.	Voting Rights. The holders of record of the Common Stock are entitled to one vote per share on all matters to be voted on by the Corporation's stockholders.

3.
Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in their sole discretion, subject to provisions of law, any provision of this Certificate ofIncorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder.

4.
Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether vohmtary or involuntary, holders of record of the Common Stock will be entitled to receive pm rata all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized, issued and outstanding hereunder.

B.	Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless and until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized undcsignated Preferred Stock unless and until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

FIFTH:                      The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

Ebun S. Garner, Esq.	Mintz, Levin, Cohn, Ferris, Glovaky and Popeo, P.C. The Chrysler Center 666 Third Avenue, 25th Floor New York, NY 10017

SIXTH:              The Corporation is to have perpetual existence.

SEVENTH:        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, conferred by the State of Delaware, it is further provided that:

A.
The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors (the "Board of Directors"). The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Corporation's By-Laws (the "By-laws"). The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

B.
After the original or other By-Laws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

C.
The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

EIGHTH:           The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify and advance expenses to, (i) its directors and officers, and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the By-Laws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with aproceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereot) was authorized by the board of directors of the Corporation. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employee and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

NINTH:             A director of the Corporation shall not be personally liable to the Corporation or its stockholders for the monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Certificate ofIncorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article Ninth shall be prospective and shall not affect the rights under this Article Ninth in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification

TENTH:             Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH:      From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the proVisions of this Article.

I, the undersigned, being the sole incorporator, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, to certify that the facts herein stated are true, and accordingly have hereto set my hand this 30th day of June, 2003.

/s/ Ebun S. Garner Ebun S. Garner, Esq. Sole Incorporator

CERTIFICATE OF MERGER

OF

INKSURE TECHNOLOGIES INC.

AND

INKSURE TECHNOLOGIES (DELAWARE) INC.

 It is hereby certified that:

1.     The constituent business corporations participating in the merger herein certified are:

(i)	InkSure Technologies Inc., which is incorporated under the laws of the State of Nevada ("InkSure-Nevada"); and

(ii)	InkSure Technologies (Delaware) Inc., which is incorporated under the laws of the State of Delaware ("InkSure-Delaware").

2.           An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by InkSure-Nevada in accordance with the laws of the state of its incorporation and by InkSure- Delaware in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

3.           The name of the surviving corporation in the merger herein certified is InkSure Technologies (Delaware) Inc., which will continue its existence as said surviving corporation under the name "InkSure Technologies Inc." upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4.           The Bylaws of InkSure-Delaware, as currently in effect shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5.           The Certificate of Incorporation of InkSure-Delaware shall be amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST as follows, and following such amendment shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware:

"FIRST:

The name of the corporation (hereinafter called the "Corporation") is InkSure Technologies Inc."

6.           The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: InkSure Technologies Inc., 32 Broadway, Suite 1314, New York, NY 10004.

7.           A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

8.           The authorized capital stock of InkSure Nevada consists of 35,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Dated: July 3, 2003.

INKSURE TECHNOLOGIES INC. By: /s/ Yaron Meerfeld Name: Yaron Meerfeld Title: Chief Executive Officer
INKSURE TECHNOLOGIES (DELAWARE) INC. By: /s/ Eyal Bigon Name: Eyal Bigon Title: Vice President, Secretary and Treasurer

CERTIFICATE OF RENEWAL AND REVIVAL

OF

CERTIFICATE OF INCORPORATION

OF

INKSURE TECHNOLOGIES INC.

It is hereby certified that:

1.	The name of the corporation (the "Corporation") is Inksure Technologies Inc.

2.
The corporation was organized under the provisions of the General Corporation Law of  the State of Delaware and filed its original certificate of incorporation with the Delaware Secretary of State is June 30, 2003.

3.
The address of the Corporation's registered office in the State of Delaware and the name of its registered agent at such address are as follows: National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901 County of Kent.

4.
The Corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March I, 2005 for failure to file annual reports and for the non-payment of taxes payable to the State of Delaware.

5.
The certificate of incorporation of the Corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 2005.

6.
This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed as of the 20th day of September 2005.

INKSURE TECHNOLOGIES INC. By: /s/ Elie S. Housman Elis Housman, Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INKSURE TECHNOLOGIES INC.

It is hereby certified that:

FIRST:	The name of the corporation is InkSure Technologies Inc. (the "Corporation").

SECOND:
The Certificate of Incorporation of the Corporation filed on June 30, 2003, as amended by a Certificate of Merger filed on July 7, 2003, is hereby further amended by striking out the first paragraph of Article Fourth thereof and by substituting in lieu of said Article the following:

"FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and is 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock")."

THIRD:
The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this 26th day of June, 2007.

INKSURE TECHNOLOGIES INC.

By:          /s/ Elie Housman
Elie Housman, Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF
CERTIFICATE OF INCORPORATION

OF

INKSURE TECHNOLOGIES INC.

It is hereby certified that:

First:	The name of the corporation is InkSure Technologies Inc. (the "Corporation")

Second:
The Certificate of Incorporation of the Corporation filed on June 30, 2003, as amended by a Certificate of Merger filed on July 7, 2003 and by a Certificate of Amendment filed on June 27, 2007, is hereby further amended by striking out the first paragraph of Article Fourth thereof and by substituting in lieu of said Article the following:

"FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be Seventy Five Million (75,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock")."

Third:	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this 21st day of September, 2010.

INKSURE TECHNOLOGIES INC.

By: /s/ Tal Gilat
Name: Tal Gilat
Title: President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INKSURE TECHNOLOGIES INC.

Pursuant to Section 242
of the Corporation Law of the
State of Delaware

InkSure Technologies Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  By written action of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED: That it is hereby proposed and declared advisable to amend the Corporation's Certificate of Incorporation, as set forth in the following resolution.

RESOLVED: That the Certificate of Incorporation of the Corporation filed on June 30, 2003, as amended by a Certificate of Merger filed on July 7, 2003, by a Certificate of Amendment filed on June 27, 2007, and by a Certificate of Amendment filed on September 21, 2010, be and hereby is further amended by deleting Article FIRST thereof and by inserting in lieu of said Article the following:

“FIRST.  The name of the corporation (hereinafter called the “Corporation”) is: New York Global Innovations Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this 28th day of February, 2014.

INKSURE TECHNOLOGIES INC. By: /s/ Tal Gilat Name: Tal Gilat Title: President and Chief Executive Officer